UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                             ACL SEMICONDUCTORS INC.
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                   16-1642709
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                             B24-B27, 1/F., BLOCK B
                  PROFICIENT INDUSTRIAL CENTER, 6 WANG KUN ROAD
                               KOWLOON, HONG KONG
                                 (852) 2799-1996
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                        2006 INCENTIVE EQUITY STOCK PLAN
                            (Full Title of the Plan)

                           Incorporating Services Ltd.
                               3500 S. DuPont Hwy.
                                  P.O. Box 899
                                 Dover, DE 19901
                                 (302) 531-0855
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                           Robert Stephen Brown, Esq.
                         Reitler Brown & Rosenblatt LLC
                          800 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 209-3050
                               (212) 371-5500 Fax

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                     PROPOSED      PROPOSED
                                                      MAXIMUM       MAXIMUM
                                        AMOUNT       OFFERING      AGGREGATE       AMOUNT OF
          TITLE OF SECURITIES           TO BE        PRICE PER      OFFERING      REGISTRATION
           TO BE REGISTERED           REGISTERED       SHARE         PRICE            FEE
-----------------------------------------------------------------------------------------------
Common Stock, par value $.001 per     5,000,000      $0.20 (1)     $1,000,000     $107.00 (1)
share
-----------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share has been estimated/determined pursuant to Rule 457(h), and is based on the closing sales price of the Company's Common Stock on the Over the Counter Bulletin Board on April 19, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given free of charge to employees, directors or consultants who have been awarded options under the ACL Semiconductors Inc. 2006 Incentive Equity Stock Plan (the "2006 PLAN"), and are not being filed with, or included in, this Registration Statement on Form S-8 (this "REGISTRATION STATEMENT"), in accordance with the rules and regulations of the Securities and Exchange Commission (the "COMMISSION").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given free of charge to employees, directors or consultants who have been awarded options under the Plan or upon written or oral request and are not being filed with, or included in, this Registration Statement, in accordance with the rules and regulations of the Commission. Such requests for information may be made to Mr. Chung-Lun Yang at B24-B27, 1/F., Block B, Proficient Industrial Center, 6 Wang Kun Road, Kowloon, Hong Kong; telephone number (852) 2799-1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which heretofore have been filed with the Commission by ACL Semiconductors Inc., a Delaware corporation (the "COMPANY" or "REGISTRANT"), are incorporated by reference in this Registration Statement:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b) the Registrant's Current Report on Form 8-K filed on January 6, 2006 related to Items 1.01, 2.01 and 9.01;

(c) the Registrant's Current Report on Form 8-K filed on April 13, 2006 related to Items 1.01 and 9.01;

(d) the description of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), which is contained in the Company's Registration Statement filed under the Securities Act of 1933, as amended, on Form 10-SB filed on December 30, 2002, including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation, as amended, provides that the personal liability of all of its directors of the Company shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware ("DGCL").

         In addition, the Company's Articles of Incorporation, as amended, and its Bylaws, as amended, provide that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the DGCL. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit

 4.1     2006 Incentive Equity Stock Plan

 5.1     Opinion of Reitler Brown & Rosenblatt, LLC

23.1     Consent  of  Stonefield  Josephson,   Inc.,   independent  auditors  of
         Registrant

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, China, on April 25, 2006.


                                    ACL SEMICONDUCTORS INC


                                    By: /s/ Chung-Lun Yang
                                        ----------------------------------------
                                        Chung-Lun Yang, Chief Executive Officer


                                    By: /s/ Kenneth Lap-Yin Chan
                                        ----------------------------------------
                                        Kenneth Lap-Yin Chan, Chief Financial
                                        Officer and Principal Accounting Officer

                                 SIGNATURE PAGE
                                       AND
                                POWER OF ATTORNEY

         The undersigned directors of ACL Semiconductors Inc. by their execution of this signature page hereby constitute and appoint Chung-Lun Yang with power to act one without the other, as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                     TITLE                                 DATE
----------                     -----                                 ----

/s/ Chung-Lun Yang
------------------------       Chief Executive Officer            April 25, 2006
Chung-Lun Yang                 and Director


/s/ Kenneth Lap-Yin Chan
------------------------       Chief Financial Officer and        April 25, 2006
Kenneth Lap-Yin Chan           Principal Accounting Officer


/s/ Ben Wong
------------------------       Director                           April 25, 2006
Ben Wong